Exhibit 99.1

                 Cirrus Logic Reports Limited Q2 FY '07 Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 25, 2006--Cirrus Logic Inc. (Nasdaq:CRUS) today announced preliminary second quarter fiscal year 2007 financial results.

    The company reported second quarter fiscal year 2007 revenue of $48.2 million, up from $45.2 million in the previous quarter. Revenue during the second quarter of fiscal year 2006 was $50.5 million, including revenue of $48.3 million from analog, mixed-signal and embedded products. Prior to the impact of any stock option related expenses, the gross margin percentage, as well as R&D and SG&A expenses during the quarter, were slightly below the midpoint of guidance.

    Total cash and marketable securities at the end of the second fiscal quarter were $261.7 million, compared with $251.9 million at the end of the prior quarter.

    "I am pleased with our revenue performance in a challenging market environment as well as solid cash generation from operations," said David D. French, president and chief executive officer, Cirrus Logic. "Our diversified product portfolio provides revenue stability and serves as the underlying strength of the company. We continue to make progress toward our operating business model, and I remain optimistic about our prospects for long-term growth."

    Outlook for Third Quarter FY 2007 (ending Dec. 30, 2006):

            -- Revenue is expected to range between $43 million and $46 million;

            -- Prior to the impact of any stock option related expenses, gross margin is expected to be at the upper end of our guidance for the second fiscal quarter;

            -- R&D and SG&A expenses prior to the impact of any stock option related expenses are expected to remain relatively flat compared to the second fiscal quarter;

            -- Cash generation from operations, including interest income, is expected to range between $8 and $10 million.

    As previously announced, the Board of Directors of Cirrus Logic has formed a special committee to voluntarily review the company's historical stock option granting practices and related accounting matters. Given the pending nature of the on-going review, the company has limited the scope of its second quarter financial information released today to the selected preliminary financial information provided in this release. All preliminary results are subject to adjustment. The company does not expect to be in a position to announce final financial results for the second quarter until the special committee has completed its review. Please refer to the company's Form 8-K filed with the SEC on Oct. 23, 2006 for further information about the review.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss certain limited results for the second quarter of fiscal year 2007 on Oct. 25, 2006, at 5:00 p.m. EDT. Those wishing to join should call 303-262-2142 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until Nov. 1, 2006. To access the recording, call 303-590-3000 (passcode: 11072869 #). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2007 sales, gross margin, R&D and SG&A expenses, and cash generation from operations. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the third quarter of fiscal year 2007, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; and the risk factors listed in our Form 10-K for the year ended March 25, 2006, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    In addition, there are a number of risks associated with matters relating to the Company's review of its historical stock option practices. These risks and uncertainties include, but are not limited to, the timing and outcome of the Special Committee's review, the conclusions of the Special Committee resulting from that review, and any adverse tax or accounting adjustments resulting from the review.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.




                 Summary financial data follows:

                        CIRRUS LOGIC, INC.
                  SELECTED FINANCIAL INFORMATION
                    (unaudited; in thousands)

                                         Quarter Ended
                             -------------------------------------

                              Sep. 23,     Jun. 24,     Sep. 24,
                                2006         2006         2005
                             -----------  -----------  -----------

Industrial products             $12,470      $10,940       $8,076
Embedded products                11,935       12,635       13,913
Mixed-signal audio products      23,774       21,606       26,320
Video products                        -            -        2,152
                             -----------  -----------  -----------

Net revenue                     $48,179      $45,181      $50,461
                             -----------  -----------  -----------


Cash and cash equivalents       $96,140     $103,053     $112,347
Restricted investments            5,755        5,755        5,755
Marketable securities           158,817      137,123       92,163
Long-term marketable
 securities                         992        5,972       14,869
                             -----------  -----------  -----------

Total cash, cash
 equivalents, and
 marketable securities         $261,704     $251,903     $225,134
                             -----------  -----------  -----------

Accounts receivable, net        $21,924      $21,518      $21,579

Inventories                     $21,427      $21,391      $17,014

    CONTACT: Cirrus Logic Inc., Austin
             Investor Contact:
             Thurman K. Case, 512-851-4000
             Acting Chief Financial Officer
             InvestorRelations@cirrus.com